Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-38141, 333-60109, 333-87777, 333-40978, 333-67788, 333-98491, 333-110217, 333-128955, 033-94364, 033-59898, 333-38143, 333-50326, 033-38138, 333-58560, and 333-120721) pertaining to the Fremont General Corporation 1997 Stock Plan, the Fremont General Corporation Non-qualified Stock Option Plan of 1989, the Fremont General and Affiliated Companies Investment Incentive Plan, the Fremont General Corporation Supplemental Executive Retirement Plan, and the Fremont General Corporation Supplemental Executive Retirement Plan II, respectively, and the Registration Statement (Form S-8/ S-3 No. 333-17525), as amended, pertaining to the Fremont General Corporation 1995 Restricted Stock Award Plan, of our reports dated March 14, 2006, with respect to the consolidated financial statements of Fremont General Corporation, Fremont General Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Fremont General Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Los Angeles, California
March 14, 2006
S-2  Fremont General Corporation 2005 Financial Statements